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Exhibit 10.9

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between Personnel Profiles, Inc., (the "Employer"), and Paul Nolan (the "Employee"); is made effective the 1st day of January, 2001 ("Effective Date").

                                    RECITALS


         WHEREAS, Silver Ramona Mining, Inc., ("SRM") is the owner of all rights to the Silver Ramona Mining, Inc., testing and employment software program and its national distribution system; and


         WHEREAS, Employee is an employee of, and intends to serve as President of Personnel Profiles, Inc., an Ohio corporation ("PP") ; and

         WHEREAS, SRM is purchasing all stock of Personnel Profiles, Inc., and

         WHEREAS, Employer plans to enter into this Agreement whereby Employee will provide professional services, as an officer of PP, Inc., and

         WHEREAS, PP, will provide compensation for the services provided by the Employee; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein the parties agree as follows:

                                   WITNESSETH:

         1. CONTRACTUAL DUTIES. Employer hereby engages Employee and Employee agrees to accept the responsibility, as President of PP, Inc., to perform the services of supervising, managing, successfully marketing products and consulting on behalf of PP, Inc. Employee shall further perform such duties and responsibilities as he currently provides as the President of PP, Inc., in addition to such matters he is called upon to perform by SRM or PP, on a full-time basis. Nolan shall not be required to relocate from the greater Cincinnati area without his consent.

         2. COMPENSATION. As compensation for the services provided by Employee, Employer shall pay Employee, through PP, Inc., an annual salary in the amount of $150,000.00, payable in accordance with PP's usual payroll procedures or as Employer and Employee may agree otherwise in

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writing. Additionally, Employee, senior management, mid management and employees shall receive corporate options in accordance with Silver Ramona Mining, Inc.'s Stock Option Plan.

         3. EXPENSE REIMBURSEMENT. Employer will reimburse Employee for reasonable travel expenses, automobile and insurance expenses in accordance with the customary practices and business operations of PP, Inc., and in accordance with the policies and procedures of the Company.

         4. BENEFITS. Employee shall be entitled to employment benefits including health insurance consistent with those presently in effect with Employer and prescribed by Employer's guidelines. Employee will also be allowed to participate in any profit sharing and/or retirement plan in effect at PP, Inc., at the time of this Agreement or as many be amended from time to time.

         5. TERM. This Agreement shall continue for a term of three years from the Effective Date, ("Term") with two additional three year options which may be exercised by mutual agreement in writing by the parties to the Agreement, provided, however, the Agreement may be terminated upon the following:

                  5.1 Upon conclusion of the Term or of any extension under this Agreement;

                  5.2 Upon the death of Employee;

                  5.3 At Employer's option for a material breach of the Agreement. Provided, however, that if Employer believes Employee has committed a material breach of the Agreement, it shall so advise Employee in writing, which writing shall specify the details of the alleged breach, including the date and the nature of the breach. Said notice shall further state the actions required by Employee to correct the breach and shall allow Employee 30 days within which to cure said breach. If Employee fails, after receiving such notice, to correct such breach, Employer may terminate the Agreement.

                  5.4 At Employer's option upon conviction of Employee for any felony or misdemeanor involving moral turpitude;

         Upon termination of the Agreement, provided termination is not caused by a material breach of the Agreement by Employee as discussed in paragraph 5.3, Employer shall pay to Employee the


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balance of the salary through the end of the term of this agreement. Employee may resign upon 90 days written notice to Employer, but in that event, Employee will be entitled to receive only the salary which has been earned up through the date of termination as indicated in the Notice Letter. At time of termination, Employee shall have the right to exercise any and all available stock options granted to him at the time of termination; and additionally, Employer may purchase all shares of stock in Silver Ramona Mining, Inc., owned by Employee at the time of termination at the then prevailing market price per share.

         6. RESTRICTIVE COVENANTS. In consideration of the offering of employment, for the provision to Employee of Employer's trade secrets and confidential information, and in further consideration of the Purchase and Sale Agreement of even date, Employee hereby agrees as follows:

                  6.1 During the Term of this Agreement and for a period of three years following any termination of this Agreement for any reason, Employee shall not be an officer, director, employee, agent or representative, or an owner of more than 1% of the outstanding capital stock of any corporation, or an owner of any interest in any business which solicits, hires or otherwise attempts to induce any employees, agents or representatives of Silver Ramona Mining, Inc., or PP, Inc., to terminate their position as agent, employee or representative.

                  6.2 During the Term of this Agreement and for a period of three years following termination of this Agreement for any reason, Employee shall not directly or indirectly, by being an officer, director, employee, agent, representative or consultant, or a record or beneficial owner of more than 1% of the outstanding stock of a corporation, or an owner of interest in, or employee of any business which conducts the business of employee testing or related consulting or employee placement in any area of influence of Silver Ramona Mining, Inc. or PP, Inc., Area of influence is defined as any market in which Silver Ramona Mining, Inc. or PP, Inc., have a representation in North America or in which either company operates.

                  6.3 In the event that any court or agency holds that this
Section 6 constitutes an unreasonable restriction upon Employee, the parties to this agreement expressly agree that the


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provisions of this Section 6 shall not be rendered void, but shall apply as to time and territory or to such other extent as a court or agency may rule as reasonable restrictions under the circumstances.

         7. ENTIRE AGREEMENT. This Agreement, together with the separate Employment Agreement, Confidentiality Agreement, and the parties' agreement regarding stock options, and all exhibits, schedules, certificates, and documents attached thereto or referred to therein, collectively constitute the entire Agreement of the parties and supercede all understandings with respect to the subject matter of said Agreements.

         8. COMPLIANCE WITH EMPLOYER'S RULES. Employee agrees to comply with all rules in effect at PP, Inc., or such rules as are subsequently adopted or imposed upon all employees of the company.

         9. RETURN OF PROPERTY. Upon termination of this Agreement for any reason, Employee shall deliver to Employer all property of Employer's or related to Employer's business.

         10. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

         11. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limited such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

         12. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         13. GOVERNING LAW. This Agreement is executed in Tarrant County, Texas., and is deemed governed by the laws of the State of Texas.


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         Executed in multiple counterparts the date first hereinabove written.

                                                Silver Ramona Mining, Inc.



                                                By:
                                                   -----------------------------
                                                     Milton S. Cotter, President


                                                Personnel Profiles, Inc.

                                                By:
                                                   -----------------------------


                                                   -----------------------------
                                                   Paul Nolan


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